UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2015

Date of Report (Date of earliest event reported)

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188401	99-0385424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

(260) 490-9990

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Success Entertainment Group International, Inc., a Nevada corporation (the "Company") reports in this Current Report on Form 8-K a change in certifying accountants. Effective May 14, 2015, the Company's certifying accountant, Cutler & Co. LLC ("Cutler"), was dismissed as the Company's independent registered public accounting firm. The Company has engaged Roger Yeh, CPA ("Yeh") as its principal independent registered public accounting firm effective May 14, 2015. The decision to change its principal independent registered public accounting firm has been approved by the Company's board of directors.

The reports of Cutler on the Company's financial statements for fiscal year ended March 31, 2014 and the transition period ended December 31, 2014 (which included the balance sheet as of December 31, 2014, and the statement of operations, cash flows and stockholders' equity as of December 31, 2014), did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.

For the Company's fiscal year ended March 31, 2014 and for the transition period ended December 31, 2014, and during the subsequent interim period through the date of his dismissal: (i) the Company had no disagreement with Cutler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Cutler would have caused it to make reference thereto in connection with its reports on the Company's financial statements for such period, and (ii) there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended March 31, 2014 and for the transition period ended December 31, 2014 and during the subsequent interim period through the date of his dismissal, Cutler did not advise the Company that (i) the internal controls necessary for the Company to develop reliable financial statements did not exist or (ii) advise the Company that any information had come to its attention which had led it to no longer be able to rely on management's representation, or (iii) that had made Cutler unwilling to be associated with the financial statements prepared by management or (iv) advise the Company that the scope of any audit needed to be expanded significantly or that more investigation was necessary.

During the fiscal year ended March 31, 2014 and during the transition period ended December 31, 2014 and during the subsequent interim period through the date of dismissal, Cutler did not advise the Company that there was any information which it concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to its satisfaction, would prevent it from rendering an unqualified audit report on those financial statements).

The Company has provided Cutler with a copy of this Current Report on Form 8-K and has requested that Cutler furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Cutler agrees with the statements made in this Current Report on Form 8-K with respect to Cutler and, if not, stating the aspects with which they do not agree. The Company has received the requested letter from Cutler wherein it has confirmed his agreement to the Company's disclosures in this Current Report with respect to Cutler. A copy of Cutler's letter has been filed as an exhibit to this Current Report.

In connection with the Company's appointment of Yeh as the Company's principal registered accounting firm, the Company has not consulted Yeh on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company's financial statements during the two most recent fiscal periods (March 31, 2014 and the transition period ended December 31, 2014) and subsequent interim period through the date of engagement.

2

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

 Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

16.1	Letter from Cutler & Co. LLC dated December 8, 2015.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.

Date: December 8, 2015	By:	/s/ Brian Kistler
Brian Kistler
President/Chief Financial Officer

4